                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No.  )

     Filed by the Registrant /X/
     Filed by a party other than the Registrant / /

     Check the appropriate box:
     / /  Preliminary Proxy Statement
     / / Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
     /X/  Definitive Proxy Statement
     / /  Definitive Additional Materials
     / /  Soliciting Material Pursuant to 240.14a-11(c) or
          240.14a-12

                         First Place Financial Corporation
-------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


-------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

     Payment of Filing Fee (Check the appropriate box):

     /X/  No fee required
     / /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
          and 0-11
          (1)  Title of each class of securities to which transaction applies:

               ----------------------------------------------------------------
          (2)  Aggregate number of securities to which transaction applies:

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          (3)  Per unit price or other underlying value of transaction computed
               pursuant to Exchange Act Rule 0-11 (set forth the      amount on
               which the filing fee is calculated and state how it was determined):

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          (4)  Proposed maximum aggregate value of transaction:

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          (5)  Total fee paid:

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     / /  Fee paid previously with preliminary materials.
     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1)  Amount Previously Paid:

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

                        FIRST PLACE FINANCIAL CORPORATION
                                 100 E. BROADWAY
                          FARMINGTON, NEW MEXICO  87401

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
               TO BE HELD WEDNESDAY, APRIL 23, 1997 AT 11:00 A.M.


TO OUR SHAREHOLDERS:

     You are cordially invited to attend the Annual Meeting of the Shareholders of First Place Financial Corporation (the "Company"), to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico, on Wednesday, April 23, 1997 at 11:00 a.m., local time, for the following purposes:

     1.   TO ELECT FOUR DIRECTORS TO SERVE THREE-YEAR TERMS;

     2. TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR AT ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

     The close of business on Wednesday, March 5, 1997 was fixed by the Board of Directors as the Record Date for the determination of the Shareholders entitled to notice of, and to vote at the 1997 Annual Meeting. In accordance with New Mexico law, a list of the Company's Shareholders entitled to vote at the 1997 Annual Meeting will be available for examination at the offices of the Company, 3rd Floor, 100 E. Broadway, Farmington, New Mexico, for ten business days prior to the Annual Meeting, between the hours of 9:00 a.m. and 5:00 p.m., and during the Annual Meeting.

       The Annual Meeting is expected to conclude before 12:00 noon. We hope you will attend the Annual Meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND, PLEASE IMMEDIATELY SIGN AND COMPLETE THE ENCLOSED PROXY DESIGNATION AND INSTRUCTION CARD ("PROXY") AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT YOUR SHARES MAY BE REPRESENTED AT THE ANNUAL MEETING. NO POSTAGE IS REQUIRED IF A PROXY IS MAILED IN THE UNITED STATES. IF A MAJORITY OF OUTSTANDING SHARES ARE NOT PRESENT AT THE MEETING EITHER IN PERSON OR BY PROXY, THE MEETING MUST BE ADJOURNED WITHOUT CONDUCTING BUSINESS, AND ADDITIONAL EXPENSE WILL BE INCURRED TO RESOLICIT THE SHAREHOLDERS FOR A NEW MEETING DATE.

     Sent to you with this Notice and the accompanying Proxy Statement is the Company's 1996 Annual Report to Shareholders, which contains the audited financial statements of the Company and certain other information about the Company and its operating results for 1996.

                                         BY ORDER OF THE BOARD OF DIRECTORS

Dated April 1, 1997

                                         JAMES C. BRADLEY
                                         Secretary of the Company

                        FIRST PLACE FINANCIAL CORPORATION


                                 PROXY STATEMENT
                                  APRIL 1, 1997

                                TABLE OF CONTENTS
                                                                         PAGE
                                                                         ----
GENERAL INFORMATION FOR SHAREHOLDERS....................................   1
   Voting Securities....................................................   1
   Proxies..............................................................   1

PRINCIPAL SHAREHOLDERS..................................................   1

MANAGEMENT OF THE COMPANY...............................................   3
   Board of Directors...................................................   4
   Occupations..........................................................   5
   Board and Committee Meetings.........................................   5
   Executive Officers...................................................   6

COMPENSATION OF MANAGEMENT..............................................   6
   Director Compensation................................................   6
   Summary of Compensation To Certain Executive Officers................   7
   Stock Options and Similar Awards to Executive Officers...............   8
   Retirement Benefits..................................................   8
   Severance Agreements.................................................  10
   Compensation Committee Report on Executive Compensation..............  10
   Compensation Committee Interlocks and Insider Participation..........  12

CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS..................  12
   Credit Extensions....................................................  12
   Compliance with Section 16 Reporting Obligations.....................  12

COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK...................  13

PROPOSAL FOR SHAREHOLDER ACTION - Election of Directors.................  13
   Voting Required......................................................  13

OTHER BUSINESS..........................................................  15

INDEPENDENT PUBLIC ACCOUNTANTS..........................................  15

DEADLINE FOR SHAREHOLDER PROPOSALS......................................  16

GENERAL INFORMATION FOR SHAREHOLDERS

     This Proxy Statement is furnished to its Shareholders by First Place Financial Corporation, a New Mexico corporation (hereinafter called the "Company"), in connection with the solicitation by the current Board of Directors of proxies for use at the Annual Meeting of Shareholders to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexcio 87402, on April 23, 1997 at 11:00 a.m., and at any and all adjournments thereof.

     A Proxy Designation and Instruction Form ("proxy") for your use in connection with the Annual Meeting is enclosed. You are requested to date and sign the enclosed proxy, and return it in the envelope provided.

VOTING SECURITIES

     The Board of Directors has fixed the close of business on March 5, 1997 as the Record Date for determination of shareholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). As of the Record Date, there were 2,134,272 shares of the Company's common stock outstanding, held of record by approximately 628 shareholders. The holders of record of the shares of the Company's Common Stock on the Record Date entitled to be voted at the Annual Meeting are entitled to cast one vote per share on each matter submitted to a vote at the Annual Meeting.

PROXIES

     Shares of Common Stock which are entitled to be voted at the Annual Meeting and which are represented by properly executed proxies will be voted in accordance with the instructions indicated on such proxies. If no instructions are indicated, such shares will be voted by the designated persons named on the proxies (the "Proxy Holders") FOR the election of each of the Director nominees and, in the discretion of the Proxy Holders, as to any other matters which may properly come before the Annual Meeting. A Shareholder who has executed and returned a proxy may revoke it at any time prior to its exercise at the Annual Meeting by executing and returning a proxy bearing a later date, by filing with the Secretary of the Company, at the address of the principal executive offices of the Company set forth above, a written notice of revocation bearing a later date than the proxy being revoked, or by voting the Common Stock covered thereby in person at the Annual Meeting.

PRINCIPAL SHAREHOLDERS

     The following Table 1 provides information with respect to (i) the common stock ownership of any person known to the Company to be the beneficial owner of five percent (5%) or more of any class of the Company's voting securities as of the Record Date, (ii) all other directors and certain named executive officers, and (iii) all directors and executive officers of the Company as a group.

                                  TABLE 1
                   PRINCIPAL SHAREHOLDERS OF THE COMPANY

                                             NUMBER OF      PERCENTAGE OF
                                              SHARES            TOTAL
                                           BENEFICIALLY      COMMON STOCK
NAME AND ADDRESS                             OWNED(1)       OUTSTANDING(2)
----------------                           ------------     --------------
First National Bank of Farmington           305,987(3)            8.35
100 E. Broadway
Farmington, NM  87401

Miriam M. Taylor(4)                         120,654(5)            5.54
4360 Cardon Drive
Farmington, NM  87401

Thomas C. Taylor                            120,654(6)            5.54
5909 Rinconada Drive
Farmington, NM  87402

Tom Bolack                                  120,450(7)            5.53
3901 Bloomfield Highway
Farmington, NM  87401

Myron C. Taylor(8)                           98,384(9)            4.52
4000 Vista Pinon Drive
Farmington, NM 87401

Richard I. Ledbetter                         36,683(10)           1.68

Robert C. Culpepper                          33,336(11)           1.53

Marlo L. Webb                                24,462(12)           1.12

Roy L. Owen                                  20,451(13)              *

James D. Rose                                13,790(14)              *

Ben Heikkinen                                13,392(15)              *

Dennis E. Peterson                           13,089(16)              *

J. Gregory Merrion                            4,424(17)              *

Jack M. Morgan                                2,202(18)              *

Directors and Officers as a Group           501,317              23.02


(1) Unless otherwise noted, the indicated owner has sole voting power and sole investment power.

(2) Shares issuable under stock options exercisable within 60 days of the Record Date are considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by directors, executive officers and by directors and executive officers as a group. Such shares are not considered outstanding for the purpose of calculating the percentage of total outstanding Common Stock owned by any other person or group.

(3) Of the 305,987 shares which the Trust Department of First National Bank of Farmington holds in various fiduciary capacities, it has voting power over 178,262 shares (8.35% of the total outstanding shares) and no power to vote the remaining 127,725 shares.

(4) Miriam M. Taylor resigned as a director of the Company effective March 1, 1996.

(5) Includes 31,800 shares held in a trust of which Mrs. Taylor has voting and investment authority; and 21,174 shares beneficially owned by Thomas C. Taylor and to which Miriam M. Taylor disclaims beneficial ownership.

(6) Includes 9,598 shares owned jointly by Mr. Taylor and his wife as to which voting and investment powers are shared; 3,926 shares owned by Mr.
     Taylor's children; 2,085 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 99,480 shares beneficially owned by Miriam M. Taylor and to which Thomas C. Taylor disclaims beneficial ownership.

(7) Includes 3,600 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

(8) Myron C. Taylor was placed on long-term disability leave effective December 31, 1996.

(9) Includes 41,528 shares owned jointly by Mr. Taylor and his wife as to which voting and investment powers are shared; 48,097 shares held in two trusts of which Myron C. Taylor is trustee; 6,600 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 2,159 shares in his account in the Company's Profit Sharing Plan.

(10) Includes 18,222 shares owned jointly by Mr. Ledbetter and his wife as to which voting and investment powers are shared; 765 shares owned jointly with Mr. Ledbetter's three children as to which voting and investment powers are shared; 216 shares held in a self-directed IRA; 12,000 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 3,392 shares in his account in the Company's Profit Sharing Plan.

(11) Consists of shares held jointly in a living trust of which Mr. Culpepper and his wife are co-trustees and share voting and investment powers.

(12) Includes 24,462 shares held in a living trust of which Mr. Webb and his wife are co-trustees and share voting and investment powers.

(13) Includes 4,650 shares owned jointly by Mr. Owen and his wife as to which voting and investment powers are shared.

(14) Includes 1,050 shares owned jointly by Mr. Rose and his wife as to which voting and investment powers are shared; 150 shares held in a trust as to which his wife shares voting and investment powers; 450 shares held in a self-directed IRA as to which Mr. Rose does not exercise voting power; 9,600 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 2,540 shares in his account in the Company's Profit Sharing Plan.

(15) Includes 10,092 shares owned jointly by Mr. Heikkinen and his wife as to which voting and investment powers are shared; 750 shares held by Mr. Heikkinen in a self-directed IRA; 750 shares held by Mrs. Heikkinen in a self-directed IRA as to which Mr. Heikkinen does not have sole voting and investment powers; and 1,800 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date.

(16) Includes 42 shares owned jointly by Mr. Peterson and his wife as to which voting and investment powers are shared; 900 shares held in a self-directed IRA; 7,500 option shares exercisable within 60 days of the Record Date but which were unexercised as of the Record Date; and 4,647 shares in his account in the Company's Profit Sharing Plan.

(17) Includes 1,769 shares held in a trust as to which Mr. Merrion exercises sole voting and investment powers and 2,655 shares held in a trust as to which his wife exercises sole voting and investment powers.

(18) Includes 2,202 shares owned jointly by Mr. Morgan and his wife as to which voting and investment powers are shared.

     *Owns less than 1 percent.

MANAGEMENT OF THE COMPANY

BOARD OF DIRECTORS

     The business of the Company is managed under the direction of its Board of Directors. The Board has responsibility for establishing broad corporate policies for the overall performance of the Company and for the election and compensation of officers of the Company. It is not, however, involved in managing the Company and its operating units on a day-to-day basis. The Board is kept advised of the Company's operations and results through regular written reports from, and discussions with, the Chief Executive Officer, the President, and other Executive Officers of the Company.

     The Board of Directors meets regularly during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Executive Officers responsible for significant operations or supervisory activities are regularly invited to meet with the Board of Directors to discuss their areas of responsibility.

     The Company regrets the necessity for Myron C. Taylor to take long-term disability leave effective December 31, 1996. Mr. Taylor's experience and contributions to the success of our Company will be missed by the Board and his management colleagues.

     Set out in Table 2, below, are the four (4) nominees for election as directors and the six (6) other directors whose terms expire in 1998 and 1999, including the age of each person as of December 31, 1996 and the positions each holds with the Company and its subsidiaries: First National Bank of Farmington ("FNBF"), Burns National Bank of Durango ("BNBD"), and Western Bank, Gallup ("WBG").

                                   TABLE 2
                             BOARD OF DIRECTORS

                                          DIRECTOR
NOMINEES FOR ELECTION IN 1997      AGE      SINCE     POSITION WITH THE COMPANY AND SUBSIDIARIES
------------------------------    ----    --------    ------------------------------------------
  Robert S. Culpepper(1)(2)(3)     69        1983     Vice Chairman of the Board of Company and FNBF

  J. Gregory Merrion(2)(3)         67        1975     Director of Company and FNBF

  Roy L. "Bunky" Owen(2)           48        1991     Director of Company and FNBF

  Marlo L. Webb(2)(3)              72        1975     Chairman of the Board of Company and FNBF Director
                                                      of BNBD

CLASS OF 1998
-------------
  Richard I. Ledbetter(3)          59        1976     Chief Executive Officer of Company; President,
                                                      Chief Executive Officer, and Director of FNBF,
                                                      Director of BNBD, Director of WBG

  James D. Rose(3)                 53        1989     President & Chief Operating Officer of Company;
                                                      Executive Vice President, Chief Operating Officer
                                                      and Director of FNBF, Director of BNBD, Director
                                                      of WBG

  Thomas C. Taylor(1)              48        1991     Director of Company and FNBF

Class of 1999
-------------
  Tom Bolack                       78        1985     Director of Company and FNBF

  Ben A. Heikkinen(1)              56        1991     Director of Company and FNBF

  Jack M. Morgan                   72        1981     Director of Company and FNBF

   (1)  Member of Audit Committee
   (2)  Member of Compensation Committee
   (3)  Member of Executive Committee

OCCUPATIONS

MESSRS. LEDBETTER AND ROSE are principally employed by the Company and FNBF in the positions set forth in Table 2 above and have been principally employed by the Company and FNBF for the past five years.

MR. CULPEPPER is a retired insurance broker.

MR. MERRION is the retired chairman of Merrion Oil and Gas.

MR. OWEN is President of Woods Insurance Services, Inc.

MR. WEBB is the Chairman of the Board of Webb Automotive Group, Inc.

MR. TAYLOR is a private investor and Mayor of Farmington, New Mexico.

MR. BOLACK is an independent oil producer.

MR. HEIKKINEN is the President of Industrial Repair Services, Inc.

MR. MORGAN is an attorney-at-law.

BOARD AND COMMITTEE MEETINGS

     The Board of Directors held twelve (12) regular meetings during 1996. All Directors attended all of the meetings of the Board except Mr. Heikkinen, Mr. Merrion and Mr. Taylor who each missed one (1) meeting, and Mr. Bolack, who missed six (6) meetings.

     The EXECUTIVE COMMITTEE of the Board of Directors exercises the powers of the Board in the management of the business and affairs of the Company between Board of Directors meetings or when the Board cannot reasonably or timely be convened. The Executive Committee also serves as the Board's nominating committee for the election of Directors. The Executive Committee keeps regular minutes of its meetings and reports to the Board of Directors at the regular meetings of the Board. The Executive Committee met one (1) time during 1996 with all members present.

     The AUDIT COMMITTEE of the Board, which met four (4) times during 1996, reports to the Board of Directors with respect to various auditing and accounting matters, the scope of audit procedures, the performance of the internal auditors and examiners, and accounting and compliance practices of the Company. All members of the Audit Committee attended all of the scheduled meetings except Mr. Heikkinen and Mr. Merrion who each attended three (3) meetings.

     The COMPENSATION COMMITTEE administers the various incentive award and equity plans of the Company on behalf of the Board of Directors. The Compensation Committee also recommends compensation for the Executive Officers of the Company. The Compensation Committee met five (5) times during 1996. All members of the Committee attended all meetings, except Mr. Merrion, who attended four (4) of the meetings.

EXECUTIVE OFFICERS

       Set forth below are the names, ages, and responsibilities of all Executive Officers holding office as of the Record Date EXCEPT biographical information for Messrs. Ledbetter (Chief Executive Officer) and Rose (President and Chief Operating Officer), which is set forth in Table 2 above. Executive Officers serve at the pleasure of the Board of Directors, although as disclosed later in this Proxy Statement, Messrs. Ledbetter, Rose, Peterson and Taylor have entered into agreements governing the termination of their employment with the Company.

DENNIS E. PETERSON, 57, is Vice President of the Company and Executive Vice President of First National Bank of Farmington.

JAMES C. BRADLEY, 51, is Secretary and Treasurer of the Company and Senior Vice President of First National Bank of Farmington.

MYRON C. TAYLOR, 56, served as Secretary and Treasurer of the Company and Senior Vice President and Investment Officer of First National Bank of Farmington until taking long-term disability leave effective December 31, 1996.

COMPENSATION OF MANAGEMENT

DIRECTOR COMPENSATION

     During 1996, Directors of the Company received a cash retainer of $100 per month and a $200 fee for attendance at each meeting of the Board of Directors. Those Directors of the Company who also served as directors of First National Bank of Farmington received a retainer of $200 per month and a fee of $500 for each regular meeting of FNBF attended. Those Directors of the Company who also served as Directors of Burns National Bank of Durango received a retainer of $150 per month and a fee of $350 for each regular meeting of BNBD attended. Those Directors of the Company who also served as Directors of Western Bank, Gallup received a retainer of $200 per month and a fee of $200 for each regular meeting of WBG attended. The fee for each special meeting attended is one-half the regular meeting fee.

     Director compensation is paid monthly to those Directors who do not defer their compensation, as described below, but the full amount of the retainer and projected fees are paid in advance at the start of the year for those Directors who defer their compensation as described below.

     Non-officer Directors of the Company received $250 per Loan Committee meeting attended, $200 per meeting attended for the Executive Committee, Loan Review Committee, and Audit Committee, and $100 per meeting attended for all other Committees. All Committee fees for Directors of the Company are paid by First National Bank of Farmington and are paid only to non-officer Directors. The Chairman of First National Bank of Farmington received an additional retainer of $500 per month.

     Although the Bylaws permit payment of Directors' expenses incurred in traveling to and attending Board of Directors meetings, no such payments were made in 1996.

     Directors of the Company may enter into a compensation deferral agreement with the Company whereby the payment of retainers and fees otherwise receivable by a Director for service as a Director during a specified five-year period may be deferred and held in an account for the benefit of the Director which earns interest at a predetermined rate. Distribution, in the form of 120 monthly payments, begins at the later of the end of the five-year deferral period or age 65.

SUMMARY OF COMPENSATION TO CERTAIN EXECUTIVE OFFICERS

     Set out in Table 3, below, is a Summary Compensation Table showing the various elements of compensation paid during 1996 and during the previous two years to the Company's Chief Executive Officer and to certain other Executive Officers whose compensation was in excess of $100,000 in 1996:

                                     TABLE 3
                           SUMMARY COMPENSATION TABLE

                                          Annual Compensation
                                ---------------------------------------
       Name and                           Salary    Bonus(1)   Other(2)        All Other
   Principal Position           Year        ($)       ($)        ($)       Compensation(3)($)
----------------------------    ----      -------   --------   --------    ------------------
Richard I. Ledbetter,           1996      205,000    45,152     22,800            10,850
Chief Executive Officer of
the Company and President       1995      190,000    65,735     18,425            10,162
and Chief Executive
Officer of First National       1994      170,000    73,102     12,900             6,466
Bank of Farmington

James D. Rose,                  1996      185,000    40,637     22,800             9,554
President and Chief
Operating Officer of the        1995      160,000    59,162     18,425             8,634
Company and Executive Vice
President and Chief             1994      139,000    65,792     12,900             6,466
Operating Officer of First
National Bank of Farmington

Dennis E. Peterson,             1996      125,000    31,606          0             5,845
Vice President of the
Company and Executive Vice      1995      112,000    46,015          0             6,588
President of First National
Bank of Farmington              1994      106,500    51,171          0             6,466

Myron C. Taylor,(4)             1996      106,000    27,091          0             4,650
Secretary and Treasurer of
the Company and Senior          1995      100,000    39,441          0             5,797
Vice President of First
National Bank of Farmington     1994       92,500    43,861          0             5,829

(1) Bonuses are listed in the year earned and accrued, although such bonuses may be paid in the following year.

(2)  Includes Director's Fees, if applicable.

(3) Amounts shown include contributions by the Company to the account of each of the named Executive Officers in the First Place Financial Corporation Profit Sharing Plan, a 401(k) plan open to all regular employees of the Company. The named Executive Officers were allowed to contribute up to 5.73% of their salary to this plan not exceeding the IRS limitation ($9,500 in 1996) and the Company contributed a matching amount equal to 25% of the first 4% of salary up to the limit specified in Code Section 401(a)(17) deferred by the Executive Officer. The amounts accumulating in the accounts under this plan are invested as directed by the Executive Officer in one of several investment choices, including a fund which invests solely in shares of the Company's common stock. Participants are immediately vested in the employer matching contributions to their account in this plan. For Messrs. Ledbetter, Rose, and Peterson, this amount also includes amounts equal to (i) the difference between what each would have received as a matching 401(k) contribution by the Company had the salary limitation specified in Code Section 401(a)(17) not been reduced to $150,000 and the actual matching contribution amount plus (ii) the difference between what each would have received as his pro rata share of the Company's voluntary contribution to the Profit Sharing Plan had the salary limitation not been reduced to $150,000 and the actual amount credited to his account.

(4) Mr. Taylor was placed on long-term disability leave effective December 31, 1996 and is no longer an active employee of the Company or FNBF.

STOCK OPTIONS AND SIMILAR AWARDS TO EXECUTIVE OFFICERS

     No stock options were granted to executive officers listed in Table 3 during 1996. The following table provides information concerning the exercise of options and similar awards by these Executive Officers during 1996:

                                     TABLE 4
         OPTION/SAR EXERCISES BY CERTAIN EXECUTIVE OFFICERS DURING 1996
                         AND YEAR-END OPTION/SAR VALUES(1)


                                                                                   Value of Unexercised
                                                       Unexercised                  in-the-Money Share
                          Shares                        Options/SARs                   Options/SARs
                         Acquired       Value    ---------------------------   ---------------------------
       Name             On Exercise   Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
--------------------    -----------   --------   -----------   -------------   -----------   -------------
Richard I. Ledbetter         0           $0         12,000         3,000         $609,600      $152,400
James D. Rose                0            0          9,600         2,400          487,680       121,920
Dennis E. Peterson           0            0          7,500         1,875          381,000        95,250
Myron C. Taylor              0            0          6,600         1,650          335,280        83,820

(1) The option price for all shares is $26.67 per share. At December 31, 1996, the bid price for a share of stock was $56.00, making the value of each option $29.33. The value of a SAR is equal to the sum of (i) the difference between the current formula price calculated as adjusted book value times
     1.54 ($46.27) and the option price ($26.67) plus (ii) the cumulative increase in dividends declared versus the $.867 per share declared in 1992. For 1993, 1994, 1995 and 1996 this cumulative increase was $1.87, making the value of each SAR $21.47. The combined value of each option and accompanying SAR at December 31, 1996 was $50.80.

     Stock options have been awarded to the named Executive Officers upon recommendation of the Compensation Committee under the First Place Financial Corporation Nonstatutory Stock Option Plan ("NSO Plan"). Under this plan, the Company may grant key employees stock options and stock appreciation rights. This plan is geared to creating a unity of interest between management and the Shareholders in looking toward maximizing the share price of the Company's common stock. The grant of options and stock appreciation rights are also a key element of the Company's compensation policy for its Executive Officers. (See "Report of the Compensation Committee", below.)

RETIREMENT BENEFITS

     The Company provides a RETIREMENT PLAN to its employees, including Executive Officers, that is funded by the Company. The following Table 5-A illustrates the estimated annual retirement benefits payable upon retirement age under the current Retirement Plan.

                                    TABLE 5-A
                               RETIREMENT BENEFITS
                                 (CURRENT PLAN)

    Career                               Years of Service
   Average    -------------------------------------------------------------------------
   Earnings     15         20         25         30         35        40          45
   --------   -------   --------   --------   --------   --------   --------   --------
   $120,000   $24,850   $ 33,100   $ 41,350   $ 49,600   $ 57,850   $ 57,850   $ 57,850
    130,000    27,100     36,100     45,100     54,100     63,100     63,100     63,100
    140,000    29,350     39,100     48,850     58,600     68,350     68,350     68,350
    170,000    36,100     48,100     60,100     72,100     84,100     84,100     84,100
    200,000    42,850     57,100     71,350     85,600     99,850     99,850     99,850
    230,000    49,600     66,100     82,600     99,100    115,600    115,600    115,600
    260,000    56,350     75,100     93,850    112,600    131,350    131,350    131,350
    310,000    67,600     90,100    112,600    135,100    157,600    157,600    157,600
    360,000    78,850    105,100    131,350    157,600    183,850    183,850    183,850
    410,000    90,100    120,100    120,100    180,100    210,100    210,100    210,100

     The Company also maintains an EXECUTIVE SUPPLEMENTAL INCOME PLAN which provides for payment to all officers (and their beneficiaries) of First National Bank of Farmington who were covered by the Retirement Plan prior to the most recent restatement of the Plan effective January 1, 1990 and whose benefit under the most recent restatement of the Plan is less than it would have been prior to the restatement. The amount of the payment to each participant is based on the difference between the higher of the benefit to which they would have been entitled prior to the most recent restatement (under either the Original Plan or the First Restatement of the Plan) and the benefit to which they are entitled under the current Plan. When applicable, the Plan may provide for payment to highly paid Executive Officers and their beneficiaries, that portion of benefits otherwise payable under the terms of the Retirement Plan which cannot be paid by the Retirement Plan because of benefit restrictions imposed on the Retirement Plan by Section 415 of the Internal Revenue Code.

     Table 5-B, below, illustrates the estimated incremental annual retirement benefits payable upon retirement at age 65 to Messrs. Ledbetter, Peterson, and Taylor under the Executive Supplemental Income Plan based on what their benefits would have been under the First Restatement of the Plan and on various assumptions of final compensation levels and years of service upon which retirement benefits are based:

                                TABLE 5-B
               FOR MESSRS. LEDBETTER, PETERSON, AND TAYLOR
                          (FIRST RESTATEMENT)


    Final                                Years of Service
   Average    -------------------------------------------------------------------------
   Earnings     15         20         25         30         35        40          45
   --------   -------   --------   --------   --------   --------   --------   --------
   $120,000   $ 8,450   $ 11,300   $ 14,150   $ 17,000   $ 20,156   $ 32,156   $ 44,156
    130,000     9,200     12,300     15,400     18,500     21,906     34,906     47,906
    140,000     9,950     13,300     16,650     20,000     23,656     37,656     51,656
    170,000    12,200     16,300     20,400     24,500     28,806     45,906     62,906
    200,000    14,450     19,300     24,150     29,000     34,156     54,156     74,156
    230,000    16,700     22,300     27,900     33,500     39,406     62,406     85,406
    260,000    18,950     25,300     31,650     38,000     44,656     70,656     96,656
    310,000    22,700     30,300     37,900     45,500     53,406     84,406    115,406
    360,000    26,450     35,300     44,150     53,000     62,156     98,156    134,156
    410,000    30,200     40,300     50,500     60,500     70,906    111,906    152,906

     Table 5-C, below, illustrates the estimated annual incremental retirement benefits payable upon normal retirement at age 65 to Mr. Rose under the Executive Supplemental Income Plan based on what his benefits would have been under the Original Plan and on various assumptions of final compensation levels and years of service upon which retirement benefits are based:

                                    TABLE 5-C
                         PENSION PLAN TABLE FOR MR. ROSE
                                 (ORIGINAL PLAN)

           Final                 Years of Service
          Average         ------------------------------
          Earnings           15         20          25
          --------        --------   --------   --------
          $120,000        $ 22,598   $ 30,164   $ 37,730
           130,000          24,428     32,604     40,780
           140,000          26,258     35,044     43,830
           170,000          31,748     42,364     52,980
           200,000          37,238     49,684     62,130
           230,000          42,728     57,004     71,280
           260,000          48,218     64,324     80,430
           310,000          57,368     76,524     95,680
           360,000          66,518     88,724    110,930
           410,000          75,668    100,924    126,180

     The estimated retirement benefits shown in the above tables are computed on a life only annuity basis.

     Compensation to Executive Officers for 1996 included in the earnings base for the purpose of calculating total retirement benefits as shown in Tables 5-A and 5-B is equal to the five-year final average salary including bonus. As of December 31, 1996, the credited years of service under all retirement plans for the Executive Officers named in Table 3 were 38 years for Mr. Ledbetter, 31 years for Mr. Taylor, 14 years for Mr. Rose, and 7 years for Mr. Peterson.

SEVERANCE AGREEMENTS

     Messrs. Ledbetter, Peterson, Rose and Taylor have entered into agreements with the Company providing that in the event of a "change of control" of the Company, or the Executive Officer's previous employer, if different, if the Executive Officer is terminated without cause or if the Executive Officer's duties are significantly changed, he is entitled to a special compensation payment equal to three (3) multiplied by the Executive Officer's then base annual compensation. Such agreements were originally for three (3) year terms with automatic annual renewals for an additional one (1) year unless timely notice is given. During 1996, no such notices were given. These agreements also deal with any other termination of the employment of these officers with the Company, other than retirement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors consists of four (4) non-employee Directors. The Committee meets one (1) or more times annually to review and determine matters pertaining to the compensation of the Executive Officers of the Company including the four (4) named officers in Table 3, above. The Committee met on October 23, 1996 and passed resolutions affecting base salary and short-term incentive compensation for these Executive Officers.

To the Shareholders of First Place Financial Corporation:

     The Compensation Committee annually reviews the elements of compensation for the Executive Officers of the Company and recommends to the Board of Directors the level of compensation for these Executive Officers for the following year. The Committee is provided with detailed information and proposals from management. The Committee's decisions are made within the context of a uniform structure and set of compensation principles which apply to all of the Company's Executives, including the Executive Officers subject to the Committee's review.

     Chief among these principles is that First Place Financial Corporation will provide total compensation opportunities that are competitive with those provided by comparable financial institutions and commensurate with First Place's overall performance. The three main elements of the compensation package are base salary, short-term (annual) incentives, and long-term incentives. Total compensation for Executive Officers can be described as consisting of an average or below-average base salary, an average annual cash incentive opportunity based on performance, and an above-average long-term equity-based incentive opportunity tied to increases in Shareholder value. The Committee believes that this compensation mix is in the best interests of the Shareholders and supports the business and financial objectives of the Company.

     BASE SALARY. Each year the company reviews relevant information regarding executive compensation in the banking industry. During 1996, the Company performed an analysis of the compensation paid in 1995 to executive officers of publicly traded banking companies with assets between $500 million and $1.0 billion. While the data is analyzed from a number of different perspectives, primary emphasis is given to compensation related to return on equity and return on assets. So long as the Company's performance in these two categories ranks in the top half, the Compensation Committee feels that the Chief Executive Officer's base salary should approximate the median for the group.

     The base salaries for the other Executive Officers are set based upon the Committee's assessment of their respective contributions and worth to the Company. In times of excellent corporate performance, Executive Officers may receive substantial supplemental rewards through short-term and long-term incentives.

              CHIEF EXECUTIVE OFFICER SALARY ACTION. The Committee approved an increase of 9.8% in Mr. Ledbetter's base salary to become effective January 1, 1997. This increase places Mr. Ledbetter's base salary approximately 3% above the 1995 median for his position and approximately 6% below the projected 1997 median for his position.

              OTHER NAMED EXECUTIVE OFFICERS. Mr. Rose and Mr. Peterson received increases averaging 6.5%, also effective January 1, 1997. Mr. Taylor, who was also listed in Table 3, was placed on long-term disability leave effective December 31, 1996.

     SHORT-TERM INCENTIVES. All the named Executive Officers participate in the Annual Profit Sharing Bonus Plan (APSBP) of First National Bank of Farmington which provides for a payment to Executive Officers and other officers and exempt employees based on the bank's return on equity relative to its Uniform Bank Performance Report peer group. The Committee sets the percentage of the bonus pool to be paid to each Executive Officer and management determines the percentages for all other participants. The Committee has approved the continuation of this plan for 1997 with no changes to the basic design or bonus opportunity levels.

              CHIEF EXECUTIVE OFFICER BONUS. Mr. Ledbetter's percentage of the APSBP pool was set at 10% for 1996. Because of the superior return on equity achieved by First National Bank of Farmington relative to its peer group, Mr. Ledbetter earned a bonus equal to 22% of his 1996 base salary.

              OTHER NAMED EXECUTIVE OFFICERS. The other three (3) named Executive Officers employed by First National Bank of Farmington were awarded bonus payments ranging from 6% to 9% of the bonus pool.

     LONG-TERM INCENTIVES. In 1996, the Committee awarded options on 1,000 shares under its NON-STATUTORY STOCK OPTION plan to a non-executive officer. In September 1996, the Company also adopted a Second Non-Statutory Stock Option plan covering all officers and directors of the Company and its subsidiaries except for the six officers who have been awarded options under the Non-Statutory Stock plan. Under the terms of the Second Non-Statutory Stock Option plan, each director of the Company was granted options on 200 shares of Company stock at an exercise price of $44.65, which was the fair market value on the date the options were granted. The options vest one year from the date of issue.

              REPRICING OF OPTIONS. The Company has never repriced options. The Compensation Committee has no such intention at this time.

                              Robert S. Culpepper, Chairman
                              J. Gregory Merrion
                              Roy L. "Bunky" Owen
                              Marlo L. Webb

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Members of the Compensation Committee have no interlocking relationships as defined in SEC Regulations.

     Messrs. Webb, Merrion, Owen, and Culpepper, members of the Company's Board of Directors' Compensation Committee, through companies with whom each of these Directors is affiliated, had borrowing and similar credit transactions with one or more of the Company's subsidiary banks during 1996. Each of these transactions is believed by the Company to have been done in the ordinary course of the subsidiary bank's lending business and on the same or substantially similar terms to other similar loan or credit transactions with unrelated persons. Specifically, Messrs. Webb, Merrion, Owen and Culpepper (through affiliated companies) each had credit extensions and/or credit commitments during 1996 in excess of $300,000 but less than $5,000,000.


CERTAIN TRANSACTIONS BY AND WITH MANAGEMENT AND OTHERS

CREDIT EXTENSIONS

     Most of the Directors and Executive Officers of the Company, members of their immediate families, and corporations and other organizations of which they are affiliates, are borrowers from one or more of the Company's subsidiary banks. During 1996, these persons, firms and corporations have had loan transactions with one or more of these banks, all of which were done in the ordinary course of business and were on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons, and did not involve more than the normal risk of collectability or present other unfavorable features to the Company. Specifically, Mrs. Taylor, Messrs. Ledbetter, Morgan, Rose, and Peterson (or their affiliates) each had credit extensions and/or credit commitments during 1996 in excess of $60,000 but less than $500,000; Messrs. Thomas Taylor, Heikkinen and Bolack (or their affiliates) each had credit extensions and/or credit commitments of over $500,000 but less than $4,000,000.

COMPLIANCE WITH SECTION 16 REPORTING OBLIGATIONS

     Each Director, Executive Officer and beneficial owner of ten percent or more of the Common Stock of the Company is required under the Securities Exchange Act of 1934 to file reports with the Securities and Exchange Commission evidencing their ownership of, and their current transactions in, the Company's equity securities. This is a personal obligation of the Executive Officers and Directors. Based on a review of the reporting forms provided to the Company by its Directors and Executive Officers, it appears that the following individuals did not timely file Form 4 during 1996. J. Gregory Merrion filed one Form 4 late which included two reportable transactions; Robert C. Rhien filed one Form 4 late which included one reportable transaction; Myron C. Taylor filed one Form 4 late which included three reportable transactions and Thomas C. Taylor filed one
Form 4 late which included three reportable transactions.

COMPARATIVE PERFORMANCE OF THE COMPANY'S COMMON STOCK

     Set out in Table 6, below, is a five-year comparison and graphic display of the relative performance of $100 invested on December 31, 1991 in the Company's Common Stock and the same amount invested on the same day in the S & P Major Regional Bank Index and the NASDAQ Composite Index:

                                     TABLE 6
               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN(1)
  BETWEEN FIRST PLACE FINANCIAL CORPORATION AND S & P MAJOR REGIONAL BANK INDEX
                           AND NASDAQ COMPOSITE INDEX

------------------------------------------------------------------------------
         INDEX           1991      1992     1993     1994     1995     1996
------------------------------------------------------------------------------
First Place             100.000   116.990  143.723  166.996  192.110  269.184
S & P Regionals         100.000   127.225  134.741  127.440  200.430  273.630
NASDAQ Composite Index  100.000   125.454  132.486  128.246  179.442  220.180

(1)  Total Return Assumes Quarterly Reinvestment of Dividends.








     The Company's stock is measured against the NASDAQ Composite Index and the S & P Regionals which trade on the New York Stock Exchange. The Company's stock is quoted on the NASDAQ Bulletin Board but there is not an active market maker for the stock.

PROPOSAL FOR SHAREHOLDER ACTION - ELECTION OF DIRECTORS

VOTE REQUIRED

     A majority of the share votes entitled to be cast at the Annual Meeting is required for a quorum at the Annual Meeting. In the election of Directors, the nominees receiving the highest number of votes will be elected. Holders of shares of the Company's Common Stock are entitled to one vote on each matter submitted to a vote at the Annual Meeting for each share held of record at the Record Date. Abstentions and broker non-votes will not be counted for or against the election of any nominee, although all shares represented at the meeting will be counted towards a quorum.

     Any Shareholder signing and delivering a proxy has the power to revoke it at any time before the vote at the Annual Meeting by notifying the Secretary of the Company in writing prior to 9:15 a.m. local time on April 23, 1997, or by voicing such revocation in person at the Annual Meeting at the time votes are requested.

     If a Shareholder wishes to designate someone other than the Proxy Holders as his authorized agent to vote by proxy at the Annual Meeting, he may do so by crossing out the names of all of the designated persons printed on the proxy card and by writing in the name of another person or persons (not more than two
(2)) to act as agent for the Shareholder in voting his shares. Such a special proxy designation signed by the Shareholder(s) must be presented at the Meeting by the person or persons designated on the card by the Shareholders.

     The cost of preparing, assembling and mailing these proxy materials will be borne by the Company. The solicitation of proxies by the Directors is being made by mail, and may also be made by agents of the Company, in person, by telephone, or by mail. No additional compensation will be given to employees or Directors for such solicitation. Custodians of securities held for Shareholders of record (for example, banks, brokers, etc.) may be paid their reasonable out-of-pocket expenses incurred in forwarding proxy materials to Shareholders.

     This Proxy Statement and the enclosed form of proxy are being mailed to Shareholders beginning on April 1, 1997. Mailed together with this Proxy Statement is a copy of the Company's 1996 Annual Report to Shareholders. Shareholders who do not receive a copy of the 1996 Annual Report with this Proxy Statement, or who desire extra copies, should contact the Company at (505) 324-9523.

     The Executive Committee of the Board serves as the nominating committee for the current Directors. Nominations for election as a Director also will be accepted from the floor by any Shareholder at the 1997 Annual Meeting. While no formal procedure exists with respect to nominations for Directors outside of the Annual Meeting other than through the function of the Executive Committee as the Board's own nominating committee, Shareholders are free to write to the Executive Committee, c/o Richard I. Ledbetter, Chief Executive Officer, P.O. Box 4540, Farmington, New Mexico 87499-4540, with any suggestions concerning nominations to the Board of Directors.

     The Bylaws of the Company provide for a Board of Directors of no fewer than 9 and no more than 13 members. Directors are elected by class to three-year staggered terms. After the resignation of Miriam M. Taylor, effective March 1, 1996, there are two classes with three (3) Directors each and one class with four (4) Directors.

     The persons named below will be placed in nomination by the Board of Directors for election as Directors of the Company at the 1997 Annual Meeting, to serve a three year term or until their successors are elected and qualified:

                         Robert S. Culpepper
                         J. Gregory Merrion
                         Roy L. "Bunky" Owen
                         Marlo L. Webb

     ALL DULY SIGNED AND DELIVERED PROXIES WILL BE VOTED FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE IN THE ABSENCE OF CONTRARY DIRECTION. The Directors know of no reason why any nominee listed above may be unable to serve as a Director. If any nominee is unable to serve, the shares present at the 1997 Annual Meeting through proxies will be voted FOR the election of such other person(s) as the Board of Directors may nominate at the Annual Meeting, or the current Directors may conclude to reduce the number of Directors to be elected.

     If all four (4) nominees listed above are elected at the 1997 Annual Meeting, the composition of the new Board will be eight (8) Directors whose principal occupation or employment is and has been outside of the Company, and two (2) Directors who are currently Executive Officers of the Company.

     All of the nominees were elected to their present term of office by a vote of the Shareholders at the 1994 Annual Meeting.

OTHER BUSINESS

     Management does not know of any other business to be presented at the Meeting. However, if any other business is presented, it is the intention of the Proxy Holders to vote according to their best judgment with respect to such other business.

INDEPENDENT PUBLIC ACCOUNTANTS

     In June 1996, the Audit Committee of the Board of Directors of the Company approved the engagement of KPMG Peat Marwick, LLP as the Company's principal auditors for the year ending December 31, 1996. Prior to engaging KPMG, Chandler and Company served as the Company's independent public accountants and had audited the Company's accounts since 1988. A member of KPMG Peat Marwick will be in attendance at the Annual Meeting to make a statement on behalf of the firm if he so desires and to answer appropriate questions, if any, from Shareholders.

DEADLINE FOR SHAREHOLDER PROPOSALS

     If any Shareholder wishes to present a proposal for action at the 1998 ANNUAL MEETING of the Shareholders, the Shareholder must comply with applicable Securities and Exchange Commission Regulations, including adequate notice to the Company. Any proposal must be submitted in writing by Certified Mail--Return Receipt Requested, to First Place Financial Corporation, Attention: Secretary of the Company, P.O. Box 4540, Farmington, New Mexico 87499-4540, on or before December 26, 1997.

                               APPENDIX/PROXY CARD


                                 (FRONT OF CARD)

-------------------------------------------------------------------------------------------------------------------------------
FIRST PLACE FINANCIAL CORPORATION         PROXY DESIGNATION         THIS PROXY DESIGNATION AND
POST OFFICE BOX 4540                     AND INSTRUCTION CARD       INSTRUCTION IS SOLICITED BY
FARMINGTON, NEW MEXICO  87499                                       YOUR BOARD OF DIRECTORS

     The undersigned shareholder of First Place Financial Corporation hereby appoints J. GREGORY MERRION, JACK M.  MORGAN, AND
ROY L. "BUNKY" OWEN, or _________________________________, or any one or more of them severally or jointly with full power of substitution, the attorneys and agents of the undersigned to vote as proxy with respect to all shares registered in the name of the undersigned, or which the undersigned would be entitled to vote, at the Annual Meeting of the Shareholders of First Place
Financial Corporation to be held at the San Juan Country Club, 5775 Country Club Drive, Farmington, New Mexico, 87402, on
Wednesday, the 23rd day of April, 1997 at 11:00 a.m., local time, and at all adjournments thereof, provided however, that such vote shall be specified below on the proposal more fully set forth in the First Place Financial Corporation Proxy Statement.

1.  ELECTION OF DIRECTORS       FOR ALL nominees listed below          / /      WITHHOLD AUTHORITY TO VOTE    / /
                                (except as marked to the contrary below)        for ALL nominees listed below

IMPORTANT
INSTRUCTIONS:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE
               LIST BELOW.

               ROBERT S. CULPEPPER    J. GREGORY MERRION    ROY L. "BUNKY" OWEN   MARLO L. WEBB

                                                                                (Continued and to be SIGNED on the other side)
-------------------------------------------------------------------------------------------------------------------------------




                                 (BACK OF CARD)

-------------------------------------------------------------------------------------------------------------------------------
          THE SHARES INDICATED ON THIS PROXY INSTRUCTION CARD, WHEN THIS CARD IS PROPERLY EXECUTED, WILL BE VOTED IN THE
          MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE ON THE PROXY CARD, THESE SHARES
          WILL BE VOTED FOR ALL OF THE LISTED NOMINEES FOR DIRECTORS.
             In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
          PLEASE MARK, SIGN, DATE AND RETURN         The undersigned acknowledges receipt of the Proxy Statement and the
          THIS PROXY INSTRUCTION CARD PROMPTLY       1996 Annual Report, and executes this Proxy Instruction Card.
          USING THE ENCLOSED ENVELOPE.
                                                     Dated: _______________________________________________________ , 1997
   P
                                                     _____________________________________________________________________
   R       __                               __       Signature of Shareholder
          |                                   |
   O                                                 _____________________________________________________________________
                                                     Signature of Shareholder
   X
                                                     NOTE:     (a)  Proxy instruction cards for shares registered in the
   Y      |__                               __|                     names of joint tenants must be signed by each of the
                                                                    joint owners or by the survivor of them as such.
                                                               (b)  When signing as attorney, executor, administrator, or guardian, please give your full title as such.
                                                               (c)  Proxy instruction cards for shares registered in the
                                                                    names of trustees must be signed by all trustees or by
                                                                    one trustee as co-trustee for self and other trustees.
-------------------------------------------------------------------------------------------------------------------------------